CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 30, 2017
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS 2016 FOURTH QUARTER AND ANNUAL RESULTS

Highlights

▪	Quarterly net income available to common stockholders of $19.1 million, a 33% increase from the fourth quarter of the prior year
▪	Record annual net income available to common stockholders of $80.1 million, a 35% increase from the prior year
▪	Diluted earnings per common share of $0.74 for the quarter, a 10% increase from the fourth quarter of the prior year, and $3.22 for the year, a 14% increase from the prior year
▪	Net interest margin of 3.96% for the quarter, fully tax-equivalent (non-GAAP)(1) of 4.14%
▪	Net interest margin of 3.95% for the year, fully tax-equivalent (non-GAAP)(1) of 4.13%
▪	Return on average common equity of 10.48% for the quarter and 11.80% for the year
▪	Return on average tangible common equity (non-GAAP)(2) of 13.24% for the quarter and 15.15% for the year
▪	Completed offering of 1,379,690 shares of common stock with net proceeds of $49.7 million
▪	Announced agreement to acquire Founders Bancorp of San Luis Obispo, CA
▪	Declared and paid a special dividend of $0.10 per common share

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income available to common stockholders (in millions)	$19.1	$14.4	$80.1	$59.2
Diluted earnings per common share	0.74	0.67	3.22	2.83

Return on average assets	0.92%	0.79%	0.98%	0.88%
Return on average common equity	10.48	10.69	11.80	11.92
Return on average tangible common equity (non-GAAP)(2)	13.24	12.79	15.15	13.90
Net interest margin	3.96	3.82	3.95	3.80
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.14	3.99	4.13	3.97

"Heartland just completed its best year on record with net income available to common stockholders of $80.1 million, a 35 percent increase over 2015, with earnings per share growing by 14 percent."

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.

(1) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table included in this earnings release.
(2) Refer to the "Reconciliation of Return on Average Common Tangible Equity (non-GAAP)" table included in this earnings release.

Dubuque, Iowa, Monday, January 30, 2017-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $19.1 million, or $0.74 per diluted common share, for the quarter ended December 31, 2016, compared to $14.4 million, or $0.67 per diluted common share, for the fourth quarter of 2015. Return on average common equity was 10.48% and return on average assets was 0.92% for the fourth quarter of 2016, compared to 10.69% and 0.79%, respectively, for the same quarter in 2015.

Net income available to common stockholders for the year 2016 was $80.1 million, or $3.22 per diluted common share, compared to $59.2 million, or $2.83 per diluted common share, recorded during the year 2015. Return on average common equity was 11.80% and return on average assets was 0.98% for the year 2016, compared to 11.92% and 0.88%, respectively, for the same period in 2015.

Commenting on Heartland’s results for 2016, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, "Heartland just completed its best year on record with net income available to common stockholders of $80.1 million, a 35 percent increase over 2015, with earnings per share growing by 14 percent."

On October 29, 2016, Heartland entered into a definitive merger agreement for the acquisition of Founders Bancorp, parent company of Founders Community Bank, based in San Luis Obispo, California. The transaction is valued at approximately $29.1 million, subject to adjustment. Of the merger consideration, 70% will be in the form of shares of Heartland common stock, and 30% will be in cash. As of September 30, 2016, Founders Community Bank had total assets of $198.5 million, which includes gross loans of $106.6 million and total deposits of $180.5 million. The closing of the acquisition is subject to customary closing conditions, including approvals by the Founders Bancorp shareholders and banking regulators, and is expected to occur in the first quarter of 2017. Simultaneous with the close, Founders Community Bank will be merged into Heartland's Premier Valley Bank subsidiary. Heartland expects the acquisition to be accretive to its earnings per share during 2018.

On November 8, 2016, Heartland closed its sale of 1,379,690 shares of the its common stock pursuant to an underwriting agreement with Raymond James & Associates, Inc. as underwriter, providing for the offer and sale of the shares in a firm commitment underwritten public offering. The net proceeds from this offering were approximately $49.7 million. Heartland is using the net proceeds from this offering for general corporate purposes, which may include, among other things, working capital, debt repayment or financing potential acquisitions.

Net Interest Margin Remains Consistent As a Percentage of Average Earning Assets and Increases In Dollars

Net interest margin, expressed as a percentage of average earning assets, was 3.96% (4.14% on a fully tax-equivalent basis) during the fourth quarter of 2016, compared to 3.97% (4.14% on a fully tax-equivalent basis) during the third quarter of 2016 and 3.82% (3.99% on a fully tax-equivalent basis) during the fourth quarter of 2015.

Fuller said, "Throughout the year, we were pleased to see tax-equivalent net interest margin maintained nicely above the key 4 percent level. Despite continued pressure from a very low interest rate environment, we continue to find opportunities to increase asset yields while reducing our funding costs."

Interest income for the fourth quarter of 2016 was $82.8 million, an increase of $12.6 million or 18%, compared to the $70.2 million recorded in the fourth quarter of 2015. The tax-equivalent adjustment, which accounts for income taxes saved on the interest earned on nontaxable securities and loans, was $3.5 million for the fourth quarter of 2016 and $2.8 million for the fourth quarter of 2015. With these adjustments, interest income on a tax-equivalent basis was $86.3 million for the fourth quarter of 2016, an increase of $13.3 million or 18%, compared to $73.0 million for the fourth quarter of 2015. The increase in interest income in the fourth quarter of 2016, as compared to the fourth quarter of 2015, was primarily due to an increase in average earning assets, which totaled $7.55 billion during the fourth quarter of 2016 compared to $6.51 billion during the fourth quarter of 2015, a $1.04 billion or 16% increase. A majority of this growth was attributable to the acquisition of Premier Valley Bank completed on November 30, 2015, and acquisition of CIC Bancshares, Inc. completed on February 5, 2016.

Interest expense for the fourth quarter of 2016 was $7.6 million, an increase of $160,000 or 2% from $7.5 million in the fourth quarter of 2015. Average interest bearing liabilities increased $424.6 million or 9% for the quarter ended December 31, 2016, from $4.78 billion in the same quarter in 2015, while the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 4 basis points from 0.62% in the fourth quarter of 2015 to 0.58% in the fourth quarter of 2016. The average interest rate paid on savings deposits was 0.21% during the fourth quarter of 2016 compared to 0.20% during the fourth quarter of 2015, and the average interest rate paid on time deposits was 0.77% during the fourth quarter of 2016 compared to 0.82% during the fourth quarter of 2015.

Net interest income increased $12.5 million or 20% to $75.2 million in the fourth quarter of 2016 from the $62.7 million recorded in the fourth quarter of 2015. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $78.7 million during the fourth quarter of 2016, an increase of $13.1 million or 20% from the $65.5 million recorded during the fourth quarter of 2015.

Noninterest Income and Noninterest Expenses Increase

Noninterest income totaled $24.5 million during the fourth quarter of 2016 compared to $24.4 million during the fourth quarter of 2015. Service charges and fees totaled $8.1 million during the fourth quarter of 2016 compared to $6.7 million during the fourth quarter of 2015, an increase of $1.5 million or 22%. This increase was primarily attributable to a larger demand deposit customer base, a portion of which is attributable to the acquisitions completed during the last quarter of 2015 and first quarter of 2016. Gains on sale of loans held for sale totaled $5.8 million during the fourth quarter of 2016 compared to $7.1 million during the fourth quarter of 2015, a decrease of $1.2 million or 18%. Net securities gains totaled $1.6 million during the fourth quarter of 2016 compared to $3.9 million during the fourth quarter of 2015, a decrease of $2.3 million or 59%.

For the fourth quarter of 2016, noninterest expenses totaled $69.9 million compared to $66.0 million during the fourth quarter of 2015, an increase of $3.9 million or 6%. The category with the most significant increase was salaries and employee benefits, which increased $5.5 million or 16%. Other categories experiencing increases, primarily attributable to the recent acquisitions, were occupancy, furniture and equipment, professional fees and intangible assets amortization.

Heartland's effective tax rate was 30.38% for the fourth quarter of 2016 compared to 23.03% for the fourth quarter of 2015. Included in Heartland's income taxes for the fourth quarter of 2015 were federal historic rehabilitation tax credits totaling $1.4 million associated with Heartland's ownership interest in a qualifying real estate project. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $304,000 during the fourth quarter of 2016 compared to $145,000 during the fourth quarter of 2015. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 23.69% during the fourth quarter of 2016 compared to 27.70% during the fourth quarter of 2015.

Loans and Deposits Increase

Total assets were $8.25 billion at December 31, 2016, an increase of $552.3 million or 7% from $7.70 billion at year-end 2015. Included in this growth, at fair value, were $772.6 million of assets acquired in the CIC Bancshares, Inc. transaction. Securities represented 26% of total assets at December 31, 2016, compared to 24% at December 31, 2015.

Total loans held to maturity were $5.35 billion at December 31, 2016, compared to $5.00 billion at year-end 2015, an increase of $350.2 million or 7%. This increase includes $581.5 million of total loans held to maturity, at fair value, acquired in the CIC Bancshares, Inc. transaction. Exclusive of this transaction, total loans held to maturity decreased $87.0 million during the fourth quarter of 2016 and decreased $231.2 million during the year 2016.

Total deposits were $6.85 billion as of December 31, 2016, compared to $6.41 billion at year-end 2015, an increase of $441.6 million or 7%. This increase included $648.1 million of deposits, at fair value, acquired in the CIC Bancshares, Inc. acquisition. Exclusive of this transaction, total deposits decreased $65.3 million during the fourth quarter of 2016 and $206.5 million during the year 2016. Demand deposits totaled $2.20 billion at December 31, 2016, an increase of $287.9 million or 15% from $1.91 billion at year-end 2015, with $164.3 million of the increase attributable to the CIC Bancshares, Inc. transaction. Exclusive of this transaction, demand deposits decreased $36.7 million during the fourth quarter of 2016 and increased $123.6 million during the year 2016.

Fuller said, "Though deposit growth has slowed, we continue to be pleased with the favorable shift in deposit mix as non-time deposits represent 87 percent of total deposits."

Nonperforming Assets Increase; Provision for Loan Losses Remains Constant

Nonperforming assets were $74.8 million or 0.91% of total assets at December 31, 2016, compared to $51.7 million or 0.67% of total assets at December 31, 2015. Exclusive of $3.5 million of nonperforming assets, at fair value, acquired in the CIC Bancshares, Inc. transaction, nonperforming assets increased $19.6 million or 38% since year-end 2015.

Nonperforming loans were $64.4 million or 1.20% of total loans at December 31, 2016, compared to $39.7 million or 0.79% of total loans at December 31, 2015. Contributing to the increase in nonperforming loans during 2016 were two loans totaling $20.7 million at Dubuque Bank and Trust Company, both of which are in the process of collection. Based upon the current valuation of the collateral securing each loan relationship, we anticipate no additional provision for loan losses on either of these credits.

The allowance for loan losses at December 31, 2016, was 1.02% of loans and 84.37% of nonperforming loans, compared to 0.97% of loans and 122.77% of nonperforming loans at December 31, 2015. The provision for loan losses was $2.2 million for both the fourth quarter of 2016 and 2015.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until January 29, 2018, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets exceeding $8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 108 banking locations serving 85 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Interest Income
Interest and fees on loans	$69,848	$59,905	$278,128	$227,106
Interest on securities:
Taxable	8,480	6,917	32,858	26,646
Nontaxable	4,292	3,311	15,085	12,178
Interest on federal funds sold	—	21	12	24
Interest on deposits in other financial institutions	157	3	396	14
Total Interest Income	82,777	70,157	326,479	265,968
Interest Expense
Interest on deposits	3,744	3,772	15,939	15,530
Interest on short-term borrowings	119	200	1,202	838
Interest on other borrowings	3,754	3,485	14,672	15,602
Total Interest Expense	7,617	7,457	31,813	31,970
Net Interest Income	75,160	62,700	294,666	233,998
Provision for loan losses	2,181	2,171	11,694	12,697
Net Interest Income After Provision for Loan Losses	72,979	60,529	282,972	221,301
Noninterest Income
Service charges and fees	8,128	6,654	31,590	24,308
Loan servicing income	1,068	1,704	4,501	5,276
Trust fees	3,718	3,230	14,845	14,281
Brokerage and insurance commissions	955	917	3,869	3,789
Securities gains, net	1,608	3,913	11,340	13,143
Impairment loss on securities	—	(769)	—	(769)
Gains on sale of loans held for sale	5,840	7,085	39,634	45,249
Valuation adjustment on commercial servicing rights	8	—	(33)	—
Income on bank owned life insurance	542	644	2,275	1,999
Other noninterest income	2,588	1,003	5,580	3,409
Total Noninterest Income	24,455	24,381	113,601	110,685
Noninterest Expense
Salaries and employee benefits	39,115	33,583	163,547	144,105
Occupancy	5,076	4,334	20,398	16,928
Furniture and equipment	2,944	2,344	10,245	8,747
Professional fees	7,195	6,503	27,676	23,047
FDIC insurance assessments	717	886	4,185	3,759
Advertising	2,274	1,624	6,448	5,465
Core deposit intangible amortization	1,147	898	5,630	2,978
Other real estate and loan collection expenses	572	723	2,443	2,437
(Gain)/loss on sales/valuations of assets, net	414	4,238	1,478	6,821
Other noninterest expenses	10,458	10,821	37,618	36,759
Total Noninterest Expense	69,912	65,954	279,668	251,046
Income Before Income Taxes	27,522	18,956	116,905	80,940
Income taxes	8,360	4,365	36,556	20,898
Net Income	19,162	14,591	80,349	60,042
Preferred dividends and discount	(19)	(204)	(292)	(817)
Interest expense on convertible preferred debt	3	—	51	—
Net Income Available to Common Stockholders	$19,146	$14,387	$80,108	$59,225
Earnings per common share-diluted	$0.74	$0.67	$3.22	$2.83
Weighted average shares outstanding-diluted	25,800,472	21,491,699	24,873,430	20,929,385

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Interest Income
Interest and fees on loans	$69,848	$70,046	$69,809	$68,425	$59,905
Interest on securities:
Taxable	8,480	7,831	7,903	8,644	6,917
Nontaxable	4,292	3,717	3,566	3,510	3,311
Interest on federal funds sold	—	1	1	10	21
Interest on deposits in other financial institutions	157	92	52	95	3
Total Interest Income	82,777	81,687	81,331	80,684	70,157
Interest Expense
Interest on deposits	3,744	4,001	4,021	4,173	3,772
Interest on short-term borrowings	119	235	519	329	200
Interest on other borrowings	3,754	3,770	3,673	3,475	3,485
Total Interest Expense	7,617	8,006	8,213	7,977	7,457
Net Interest Income	75,160	73,681	73,118	72,707	62,700
Provision for loan losses	2,181	5,328	2,118	2,067	2,171
Net Interest Income After Provision for Loan Losses	72,979	68,353	71,000	70,640	60,529
Noninterest Income
Service charges and fees	8,128	8,278	8,022	7,162	6,654
Loan servicing income	1,068	873	1,292	1,268	1,704
Trust fees	3,718	3,689	3,625	3,813	3,230
Brokerage and insurance commissions	955	1,006	886	1,022	917
Securities gains, net	1,608	1,584	4,622	3,526	3,913
Impairment loss on securities	—	—	—	—	(769)
Gains on sale of loans held for sale	5,840	11,459	11,270	11,065	7,085
Valuation adjustment on commercial servicing rights	8	5	(46)	—	—
Income on bank owned life insurance	542	620	591	522	644
Other noninterest income	2,588	1,028	764	1,200	1,003
Total Noninterest Income	24,455	28,542	31,026	29,578	24,381
Noninterest Expense
Salaries and employee benefits	39,115	40,733	41,985	41,714	33,583
Occupancy	5,076	5,099	5,220	5,003	4,334
Furniture and equipment	2,944	2,746	2,442	2,113	2,344
Professional fees	7,195	5,985	7,486	7,010	6,503
FDIC insurance assessments	717	1,180	1,120	1,168	886
Advertising	2,274	1,339	1,551	1,284	1,624
Core deposit intangible amortization	1,147	1,291	1,297	1,895	898
Other real estate and loan collection expenses	572	640	659	572	723
(Gain)/loss on sales/valuations of assets, net	414	794	(43)	313	4,238
Other noninterest expenses	10,458	8,620	9,303	9,237	10,821
Total Noninterest Expense	69,912	68,427	71,020	70,309	65,954
Income Before Income Taxes	27,522	28,468	31,006	29,909	18,956
Income taxes	8,360	8,260	10,036	9,900	4,365
Net Income	19,162	20,208	20,970	20,009	14,591
Preferred dividends and discount	(19)	(53)	(52)	(168)	(204)
Interest expense on convertible preferred debt	3	17	31	—	—
Net Income Available to Common Stockholders	$19,146	$20,172	$20,949	$19,841	$14,387
Earnings per common share-diluted	$0.74	$0.81	$0.84	$0.82	$0.67
Weighted average shares outstanding-diluted	25,800,472	24,922,946	24,974,995	24,117,384	21,491,699

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Assets
Cash and due from banks	$153,379	$196,234	$222,718	$124,060	$237,841
Federal funds sold and other short-term investments	5,345	5,855	7,232	9,168	20,958
Cash and cash equivalents	158,724	202,089	229,950	133,228	258,799
Time deposits in other financial institutions	2,105	2,105	2,105	2,355	2,355
Securities:
Available for sale, at fair value	1,845,864	1,655,696	1,566,592	1,690,516	1,578,434
Held to maturity, at cost	263,662	265,302	270,423	271,300	279,117
Other investments, at cost	21,560	22,082	22,680	22,325	21,443
Loans held for sale	61,261	78,317	82,538	76,565	74,783
Loans:
Held to maturity	5,351,719	5,438,715	5,482,258	5,503,005	5,001,486
Allowance for loan losses	(54,324)	(54,653)	(51,756)	(49,738)	(48,685)
Loans, net	5,297,395	5,384,062	5,430,502	5,453,267	4,952,801
Premises, furniture and equipment, net	164,028	165,841	168,701	164,788	150,148
Goodwill	127,699	127,699	127,699	127,699	97,852
Core deposit intangibles, net	22,775	23,922	25,213	26,510	22,019
Servicing rights, net	35,778	35,906	35,654	34,910	34,926
Cash surrender value on life insurance	112,615	112,060	111,425	110,834	110,297
Other real estate, net	9,744	10,740	11,003	11,338	11,524
Other assets	123,869	116,394	119,916	128,144	100,256
Total Assets	$8,247,079	$8,202,215	$8,204,401	$8,253,779	$7,694,754
Liabilities and Equity
Liabilities
Deposits:
Demand	$2,202,036	$2,238,736	$2,149,911	$2,079,521	$1,914,141
Savings	3,788,089	3,753,300	3,691,791	3,702,431	3,367,479
Time	857,286	920,657	995,870	1,142,368	1,124,203
Total deposits	6,847,411	6,912,693	6,837,572	6,924,320	6,405,823
Short-term borrowings	306,459	214,105	303,707	325,741	293,898
Other borrowings	288,534	294,493	296,895	265,760	263,214
Accrued expenses and other liabilities	63,759	76,536	78,264	68,415	68,646
Total Liabilities	7,506,163	7,497,827	7,516,438	7,584,236	7,031,581
Stockholders' Equity
Preferred equity	1,357	1,357	3,777	3,777	81,698
Common stock	26,120	24,683	24,544	24,520	22,436
Capital surplus	328,376	279,316	274,682	273,310	216,436
Retained earnings	416,109	402,179	384,479	366,014	348,630
Accumulated other comprehensive income (loss)	(31,046)	(3,079)	513	1,924	(6,027)
Treasury stock at cost	—	(68)	(32)	(2)	—
Total Equity	740,916	704,388	687,963	669,543	663,173
Total Liabilities and Equity	$8,247,079	$8,202,215	$8,204,401	$8,253,779	$7,694,754

HEARTLAND FINANCIAL USA, INC
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Average Balances
Assets	$8,280,042	$7,241,104	$8,172,576	$6,763,901
Loans, net of unearned	5,473,001	4,827,844	5,488,112	4,551,008
Deposits	6,928,978	5,938,905	6,813,781	5,458,623
Earning assets	7,551,997	6,512,565	7,455,217	6,152,090
Interest bearing liabilities	5,206,393	4,781,797	5,266,519	4,531,510
Common stockholders' equity	726,455	533,845	678,989	496,877
Total stockholders' equity	727,812	615,543	697,493	578,575
Tangible common stockholders' equity (non-GAAP)(1)	575,412	446,370	528,712	425,992

Key Performance Ratios
Annualized return on average assets	0.92%	0.79%	0.98%	0.88%
Annualized return on average common equity (GAAP)	10.48%	10.69%	11.80%	11.92%
Annualized return on average common tangible equity (non-GAAP)(2)	13.24%	12.79%	15.15%	13.90%
Annualized ratio of net charge-offs to average loans	0.18%	0.05%	0.11%	0.12%
Annualized net interest margin (GAAP)	3.96%	3.82%	3.95%	3.80%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.14%	3.99%	4.13%	3.97%
Efficiency ratio, fully tax-equivalent (4)	66.29%	68.53%	66.25%	69.16%

Reconciliation of Return on Average Common Tangible Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$19,146	$14,387	$80,108	$59,225

Average common stockholders' equity (GAAP)	$726,455	$533,845	$678,989	$496,877
Less average goodwill	127,699	70,222	125,724	56,781
Less average core deposit intangibles, net	23,344	17,253	24,553	14,153
Average common tangible equity (non-GAAP)	$575,412	$446,370	$528,712	$425,943
Annualized return on average common equity (GAAP)	10.48%	10.69%	11.80%	11.92%
Annualized return on average common tangible equity (non-GAAP)	13.24%	12.79%	15.15%	13.90%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$75,160	$62,700	$294,666	$233,998
Plus tax-equivalent adjustment(7)	3,511	2,827	12,919	10,216
Net interest income - tax-equivalent (non-GAAP)	$78,671	$65,527	$307,585	$244,214

Average earning assets	$7,551,997	$6,512,565	$7,455,217	$6,152,090

Annualized net interest margin (GAAP)	3.96%	3.82%	3.95%	3.80%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.14%	3.99%	4.13%	3.97%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Common Tangible Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average common tangible equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Average Balances
Assets	$8,280,042	$8,172,683	$8,211,326	$8,025,070	$7,241,104
Loans, net of unearned	5,473,001	5,538,088	5,582,878	5,358,102	4,827,844
Deposits	6,928,978	6,839,334	6,806,259	6,679,010	5,938,905
Earning assets	7,551,997	7,382,860	7,446,849	7,276,703	6,512,565
Interest bearing liabilities	5,206,393	5,224,172	5,363,477	5,273,164	4,781,797
Common stockholders' equity	726,455	689,637	669,930	629,294	533,845
Total stockholders' equity	727,812	692,404	673,707	695,771	615,543
Tangible common stockholders' equity(1)	575,412	537,375	516,347	485,108	446,370

Key Performance Ratios
Annualized return on average assets	0.92%	0.98%	1.03%	0.99%	0.79%
Annualized return on average common equity (GAAP)	10.48%	11.64%	12.58%	12.68%	10.69%
Annualized return on average common tangible equity (non-GAAP)(2)	13.24%	14.93%	16.32%	16.45%	12.79%
Annualized ratio of net charge-offs to average loans	0.18%	0.17%	0.01%	0.08%	0.05%
Annualized net interest margin (GAAP)	3.96%	3.97%	3.95%	4.02%	3.82%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.14%	4.14%	4.12%	4.19%	3.99%
Efficiency ratio, fully tax-equivalent(4)	66.29%	63.88%	67.95%	66.90%	68.53%

Reconciliation of Return on Average Common Tangible Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$19,146	$20,172	$20,949	$19,841	$14,387

Average common stockholders' equity (GAAP)	$726,455	$689,637	$669,930	$629,294	$533,845
Less average goodwill	127,699	127,699	127,699	119,750	70,222
Less average core deposit intangibles, net	23,344	24,563	25,884	24,436	17,253
Average common tangible equity (non-GAAP)	$575,412	$537,375	$516,347	$485,108	$446,370
Annualized return on average common equity (GAAP)	10.48%	11.64%	12.58%	12.68%	10.69%
Annualized return on average common tangible equity (non-GAAP)	13.24%	14.93%	16.32%	16.45%	12.79%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$75,160	$73,681	$73,118	$72,707	$62,700
Plus tax-equivalent adjustment(7)	3,511	3,221	3,146	3,041	2,827
Net interest income, fully tax-equivalent (non-GAAP)	$78,671	$76,902	$76,264	$75,748	$65,527

Average earning assets	$7,551,997	$7,382,860	$7,446,849	$7,276,703	$6,512,565

Annualized net interest margin (GAAP)	3.96%	3.97%	3.95%	4.02%	3.82%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.14%	4.14%	4.12%	4.19%	3.99%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Common Tangible Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average common tangible equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
		For the Quarter Ended December 31,		For the Year Ended December 31,
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)		2016	2015	2016	2015
Net interest income		$75,160	$62,700	$294,666	$233,998
Tax-equivalent adjustment(1)		3,511	2,827	12,919	10,216
Fully tax-equivalent net interest income		78,671	65,527	307,585	244,214
Noninterest income		24,455	24,381	113,601	110,685
Securities gains, net		(1,608)	(3,913)	(11,340)	(13,143)
Impairment loss on securities		—	769	—	769
Adjusted income		$101,518	$86,764	$409,846	$342,525

Total noninterest expenses		$69,912	$65,954	$279,668	$251,046
Less:
Core deposit intangible amortization		1,147	898	5,630	2,978
Partnership investment in historic rehabilitation tax credits		1,051	1,362	1,051	4,357
(Gain)/loss on sales/valuations of assets, net		414	4,238	1,478	6,821
Adjusted noninterest expenses		$67,300	$59,456	$271,509	$236,890

Efficiency ratio, fully tax-equivalent (non-GAAP)		66.29%	68.53%	66.25%	69.16%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	For the Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Net interest income	$75,160	$73,681	$73,118	$72,707	$62,700
Tax-equivalent adjustment(2)	3,511	3,221	3,146	3,041	2,827
Fully tax-equivalent net interest income	78,671	76,902	76,264	75,748	65,527
Noninterest income	24,455	28,542	31,026	29,578	24,381
Securities gains, net	(1,608)	(1,584)	(4,622)	(3,526)	(3,913)
Impairment loss on securities	—	—	—	—	769
Adjusted income	$101,518	$103,860	$102,668	$101,800	$86,764

Total noninterest expenses	$69,912	$68,427	$71,020	$70,309	$65,954
Less:
Core deposit intangible amortization	1,147	1,291	1,297	1,895	898
Partnership investment in historic rehabilitation tax credits	1,051	—	—	—	1,362
(Gain)/loss on sales/valuation of assets, net	414	794	(43)	313	4,238
Adjusted noninterest expenses	$67,300	$66,342	$69,766	$68,101	$59,456

Efficiency ratio, fully tax-equivalent (non-GAAP)	66.29%	63.88%	67.95%	66.90%	68.53%

(1) Efficiency ratio, fully tax-equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and historic rehabilitation tax credits. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, as noted in the table. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(2) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Common Share Data
Book value per common share (GAAP)	$28.31	$28.48	$27.88	$27.15	$25.92
Tangible book value per common share (non-GAAP)(1)	$22.55	$22.34	$21.65	$20.86	$20.57
ASC 320 effect on book value per common share	$(1.15)	$0.03	$0.21	$0.23	$(0.18)
Common shares outstanding, net of treasury stock	26,119,929	24,681,380	24,543,376	24,519,928	22,435,693
Tangible capital ratio (non-GAAP)(2)	7.28%	6.85%	6.60%	6.32%	6.09%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(3)
Common stockholders' equity (GAAP)	$739,559	$703,031	$684,186	$665,766	$581,475
Less goodwill	127,699	127,699	127,699	127,699	97,852
Less core deposit intangibles, net	22,775	23,922	25,213	26,510	22,019
Tangible common stockholders' equity (non-GAAP)	$589,085	$551,410	$531,274	$511,557	$461,604

Common shares outstanding, net of treasury stock	26,119,929	24,681,380	24,543,376	24,519,928	22,435,693
Book value per common share (GAAP)	$28.31	$28.48	$27.88	$27.15	$25.92
Tangible book value per common share (non-GAAP)	$22.55	$22.34	$21.65	$20.86	$20.57

Reconciliation of Tangible Capital Ratio (non-GAAP)(4)
Total assets (GAAP)	$8,247,079	$8,202,215	$8,204,401	$8,253,779	$7,694,754
Less goodwill	127,699	127,699	127,699	127,699	97,852
Less core deposit intangibles, net	22,775	23,922	25,213	26,510	22,019
Total tangible assets (non-GAAP)	$8,096,605	$8,050,594	$8,051,489	$8,099,570	$7,574,883
Tangible capital ratio (non-GAAP)	7.28%	6.85%	6.60%	6.32%	6.09%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$3,825,847	$3,900,612	$3,930,879	$3,951,839	$3,605,574
Residential mortgage	617,924	625,965	644,267	666,184	539,555
Agricultural and agricultural real estate	489,318	489,387	480,883	471,271	471,870
Consumer	420,613	425,582	428,730	417,114	386,867
Unearned discount and deferred loan fees	(1,983)	(2,831)	(2,501)	(3,403)	(2,380)
Total loans held to maturity	$5,351,719	$5,438,715	$5,482,258	$5,503,005	$5,001,486

Other Selected Trend Information
Effective tax rate	30.38%	29.02%	32.37%	33.10%	23.03%
Full time equivalent employees	1,864	1,846	1,888	1,907	1,799
Total Residential Mortgage Loan Applications	$304,018	$445,107	$440,907	$406,999	$307,163
Residential Mortgage Loans Originated	$278,065	$324,337	$324,633	$238,266	$258,939
Residential Mortgage Loans Sold	$269,133	$315,917	$302,448	$220,381	$260,189
Residential Mortgage Loan Servicing Portfolio	$4,308,580	$4,259,459	$4,203,429	$4,112,519	$4,057,861

(1) Refer to the "Reconciliation of Tangible Book Value Per Common Share (non-GAAP)" table.
(2) Refer to the "Reconciliation of Tangible Capital Ratio (non-GAAP)" table.
(3) Tangible book value per common share is total common stockholders' equity less goodwill and core deposit intangibles, net divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(4) The tangible capital ratio is total common stockholders' equity less goodwill and core deposit intangibles, net divided by total assets less goodwill and core deposit intangibles, net. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Allowance for Loan Losses
Balance, beginning of period	$54,653	$51,756	$49,738	$48,685	$47,105
Provision for loan losses	2,181	5,328	2,118	2,067	2,171
Charge-offs	(3,555)	(3,283)	(2,951)	(1,605)	(1,837)
Recoveries	1,045	852	2,851	591	1,246
Balance, end of period	$54,324	$54,653	$51,756	$49,738	$48,685

Asset Quality
Nonaccrual loans	$64,299	$57,799	$57,053	$47,750	$39,655
Loans past due ninety days or more as to interest or principal payments	86	105	—	639	—
Other real estate owned	9,744	10,740	11,003	11,338	11,524
Other repossessed assets	663	821	564	426	485
Total nonperforming assets	$74,792	$69,465	$68,620	$60,153	$51,664

Performing troubled debt restructured loans	$10,380	$10,281	$9,923	$10,711	$10,968

Nonperforming Assets Activity
Balance, beginning of period	$69,465	$68,620	$60,153	$51,664	$51,425
Net loan charge offs	(2,510)	(2,431)	(100)	(1,014)	(591)
New nonperforming loans	23,035	10,884	19,994	12,171	9,686
Acquired nonperforming assets	—	—	—	3,516	4,956
Reduction of nonperforming loans(1)	(13,707)	(6,983)	(10,313)	(3,563)	(6,768)
OREO/Repossessed assets sales proceeds	(1,037)	(343)	(918)	(2,411)	(2,980)
OREO/Repossessed assets writedowns, net	(274)	(521)	(337)	(182)	(3,909)
Net activity at Citizens Finance Co.	(180)	239	141	(28)	(155)
Balance, end of period	$74,792	$69,465	$68,620	$60,153	$51,664

Asset Quality Ratios
Ratio of nonperforming loans to total loans	1.20%	1.06%	1.04%	0.88%	0.79%
Ratio of nonperforming assets to total assets	0.91%	0.85%	0.84%	0.73%	0.67%
Annualized ratio of net loan charge-offs to average loans	0.18%	0.17%	0.01%	0.08%	0.05%
Allowance for loan losses as a percent of loans	1.02%	1.00%	0.94%	0.90%	0.97%
Allowance for loan losses as a percent of nonperforming loans	84.37%	94.39%	90.72%	102.79%	122.77%
Loans delinquent 30-89 days as a percent of total loans	0.37%	0.40%	0.73%	0.45%	0.31%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,471,966	$8,480	2.29%	$1,290,462	$6,917	2.13%
Nontaxable(1)	539,347	6,603	4.87	387,015	5,094	5.22
Total securities	2,011,313	15,083	2.98	1,677,477	12,011	2.84
Interest bearing deposits	122,727	157	0.51	12,350	3	0.10
Federal funds sold	398	—	—	42,614	21	0.20
Loans:(2)
Commercial and commercial real estate(1)	3,864,826	48,124	4.95	3,395,242	40,588	4.74
Residential mortgage	699,739	7,035	4.00	580,797	5,836	3.99
Agricultural and agricultural real estate(1)	485,158	5,624	4.61	470,797	5,663	4.77
Consumer	423,278	8,184	7.69	381,008	7,460	7.77
Fees on loans	—	2,081	—	—	1,402	—
Less: allowance for loan losses	(55,442)	—	—	(47,720)	—	—
Net loans	5,417,559	71,048	5.22	4,780,124	60,949	5.06
Total earning assets	7,551,997	86,288	4.55%	6,512,565	72,984	4.45%
Nonearning Assets	728,045			728,539
Total Assets	$8,280,042			$7,241,104
Interest Bearing Liabilities
Savings	$3,767,398	$2,012	0.21%	$3,118,115	$1,611	0.20%
Time, $100,000 and over	380,701	761	0.80	334,254	779	0.92
Other time deposits	512,874	971	0.75	711,622	1,382	0.77
Short-term borrowings	252,175	119	0.19	325,613	200	0.24
Other borrowings	293,245	3,754	5.09	292,193	3,485	4.73
Total interest bearing liabilities	5,206,393	7,617	0.58%	4,781,797	7,457	0.62%
Noninterest Bearing Liabilities
Noninterest bearing deposits	2,268,005			1,774,914
Accrued interest and other liabilities	77,832			68,850
Total noninterest bearing liabilities	2,345,837			1,843,764
Stockholders' Equity	727,812			615,543
Total Liabilities and Stockholders' Equity	$8,280,042			$7,241,104
Net interest income, fully tax-equivalent (non-GAAP)(1)		$78,671			$65,527
Net interest spread(1)			3.97%			3.83%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.14%			3.99%
Interest bearing liabilities to earning assets	68.94%			73.42%

(1) Computed on a tax-equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,466,062	$32,858	2.24%	$1,272,573	$26,646	2.09%
Nontaxable(1)	465,178	23,208	4.99	348,189	18,735	5.38
Total securities	1,931,240	56,066	2.90	1,620,762	45,381	2.80
Interest bearing deposits	78,503	396	0.50	10,997	14	0.13
Federal funds sold	9,464	12	0.13	14,153	24	0.17
Loans: (2)
Commercial and commercial real estate(1)	3,846,285	190,101	4.94	3,199,493	152,931	4.78
Residential mortgage	738,634	30,168	4.08	542,364	21,982	4.05
Agricultural and agricultural real estate(1)	480,221	22,576	4.70	444,808	21,498	4.83
Consumer	422,972	32,636	7.72	364,343	28,936	7.94
Fees on loans		7,443	—		5,418	—
Less: allowance for loan losses	(52,102)	—	—	(44,830)	—	—
Net loans	5,436,010	282,924	5.20	4,506,178	230,765	5.12
Total earning assets	7,455,217	339,398	4.55%	6,152,090	276,184	4.49%
Nonearning Assets	717,359			611,811
Total Assets	$8,172,576			$6,763,901
Interest Bearing Liabilities
Savings	$3,680,535	$8,000	0.22%	$2,918,706	$6,613	0.23%
Time, $100,000 and over	424,802	3,178	0.75	341,071	3,152	0.92
Other time deposits	577,908	4,761	0.82	606,030	5,765	0.95
Short-term borrowings	298,734	1,202	0.40	339,019	838	0.25
Other borrowings	284,540	14,672	5.16	326,684	15,602	4.78
Total interest bearing liabilities	5,266,519	31,813	0.60%	4,531,510	31,970	0.71%
Noninterest Bearing Liabilities
Noninterest bearing deposits	2,130,536			1,592,816
Accrued interest and other liabilities	78,028			61,000
Total noninterest bearing liabilities	2,208,564			1,653,816
Stockholders' Equity	697,493			578,575
Total Liabilities and Stockholders' Equity	$8,172,576			$6,763,901
Net interest income, fully tax-equivalent (non-GAAP)(1)		$307,585			$244,214
Net interest spread(1)			3.95%			3.78%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.13%			3.97%
Interest bearing liabilities to earning assets	70.64%			73.66%

(1) Computed on a tax-equivalent basis using an effective tax rate of 35%.
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Total Assets
Dubuque Bank and Trust Company	$1,497,775	$1,448,796	$1,473,461	$1,498,771	$1,617,322
New Mexico Bank & Trust	1,374,647	1,318,203	1,321,113	1,304,886	1,336,004
Wisconsin Bank & Trust	1,065,715	1,068,288	1,080,224	1,094,872	1,139,337
Centennial Bank and Trust(1)	901,782	892,723	909,697	927,040	161,806
Morrill & Janes Bank and Trust Company	863,544	862,767	843,069	872,274	902,918
Illinois Bank & Trust	742,173	748,801	742,697	718,074	757,478
Premier Valley Bank	640,684	635,620	629,423	751,137	765,451
Arizona Bank & Trust	582,266	574,561	577,002	558,369	591,066
Rocky Mountain Bank	477,063	481,346	473,583	479,010	491,522
Minnesota Bank & Trust	229,114	238,745	230,004	220,955	214,303
Total Portfolio Loans
Dubuque Bank and Trust Company	$905,242	$906,347	$928,869	$941,683	$956,517
New Mexico Bank & Trust	924,249	917,679	870,109	815,739	794,744
Wisconsin Bank & Trust	650,254	711,714	732,503	758,789	793,508
Centennial Bank and Trust(1)	609,760	638,006	668,547	683,085	101,449
Morrill & Janes Bank and Trust Company	548,544	538,666	522,518	536,738	539,198
Illinois Bank & Trust	473,008	469,236	466,983	465,783	465,937
Premier Valley Bank	348,879	354,610	376,275	376,840	383,929
Arizona Bank & Trust	384,706	385,926	390,078	402,431	444,501
Rocky Mountain Bank	347,839	357,346	362,475	364,189	370,440
Minnesota Bank & Trust	144,098	139,581	144,009	137,412	134,137
Total Deposits
Dubuque Bank and Trust Company	$1,231,016	$1,182,947	$1,159,942	$1,144,470	$1,209,074
New Mexico Bank & Trust	1,091,436	1,101,550	1,062,410	1,066,076	1,085,052
Wisconsin Bank & Trust	899,676	889,957	911,915	921,071	974,001
Centennial Bank and Trust(1)	733,449	767,128	775,417	779,607	128,759
Morrill & Janes Bank and Trust Company	738,036	676,176	696,073	698,365	713,589
Illinois Bank & Trust	636,419	671,104	653,582	629,235	631,010
Premier Valley Bank	510,142	520,814	514,522	635,188	647,022
Arizona Bank & Trust	477,213	493,331	497,599	468,312	500,490
Rocky Mountain Bank	414,344	420,581	405,888	409,787	417,426
Minnesota Bank & Trust	194,368	214,651	207,228	200,343	194,373
Net Income
Dubuque Bank and Trust Company	$806	$5,112	$4,475	$6,073	$3,587
New Mexico Bank & Trust	4,061	3,824	5,642	4,094	2,576
Wisconsin Bank & Trust	2,970	3,368	3,399	3,379	2,443
Centennial Bank and Trust(1)	1,572	925	256	824	62
Morrill & Janes Bank and Trust Company	2,519	1,707	2,133	2,525	1,096
Illinois Bank & Trust	1,917	2,179	2,397	2,027	574
Premier Valley Bank	2,969	1,804	1,695	1,960	1,008
Arizona Bank & Trust	1,305	2,034	2,121	1,841	968
Rocky Mountain Bank	1,229	1,456	1,484	1,064	1,506
Minnesota Bank & Trust	888	675	559	531	166

(1) Formerly known as Summit Bank & Trust.